                                                                  EXHIBIT 4.4

                          FIRST SUPPLEMENTAL INDENTURE

                  This First Supplemental Indenture, dated as of November 13, 2002 (this "SUPPLEMENTAL INDENTURE" or "GUARANTEE"), among Town & Country Open MRI, LLC, a Missouri limited liability company ("TCOM"), Clayton Open MRI, LLC, a Missouri limited liability company ("COM"), Wisconsin Diagnostic Imaging, Inc. a Wisconsin corporation ("WDI"), and Vienna Diagnostic Imaging, Inc., a Virginia corporation ("VDI", and together with TCOM, COM and WDI, the "GUARANTORS"), MedQuest, Inc. (together with its successors and assigns, the "COMPANY"), MQ Associates, Inc. ("HOLDINGS"), the subsidiaries of the Company party to the Indenture (as hereinafter defined) (the "SUBSIDIARY GUARANTORS") and Wachovia Bank, National Association, as Trustee under the Indenture referred to below.

                                   WITNESSETH:

                  WHEREAS, the Company, Holdings, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 15, 2002 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of an aggregate principal amount of $180,000,000 of 11 7/8% Senior Subordinated Notes due 2012 of the Company (the "SECURITIES");

                  WHEREAS, SECTION 3.12 of the Indenture provides that unless such Subsidiaries have previously issued Notes Guarantees which are then in full force and effect, the Company is required to cause such Subsidiaries that issue Guarantees in respect of obligations under a Credit Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiaries will each unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of, premium, if any, and interest on the Securities; and

                  WHEREAS, pursuant to SECTION 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the indenture, without the consent of any Securityholder;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company, Holdings, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1      DEFINED TERMS.

         As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "HOLDERS" in this

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Guarantee shall refer to the term "SECURITYHOLDERS" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

2.1      AGREEMENT TO BE BOUND.

         Each of the Guarantors hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

2.2      GUARANTEE.

         Each of the Guarantors as of the applicable Guarantor Effective Date (as hereinafter defined) hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, or otherwise, of the Obligations pursuant to
ARTICLE XI of the Indenture.

                                  ARTICLE III

                                  MISCELLANEOUS

3.1      NOTICES.

         All notices and other communications to any of the Guarantors shall be given as provided in the Indenture to such Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

3.2      PARTIES.

         Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

3.3      GOVERNING LAW.

         This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

3.4      SEVERABILITY CLAUSE.

         In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

3.5      RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE.

         Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

3.6      COUNTERPARTS.

         The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

3.7      HEADINGS.

         The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

3.8      ADDITIONAL DEFINITIONS.

         As used in this Supplemental Indenture, "GUARANTOR EFFECTIVE DATE" shall mean the following:

         with respect to TCOM, shall be October 31, 2002;

         with respect to COM, shall be October 31, 2002;

         with respect to WDI, shall be October 8, 2002;

         with respect to VDI, shall be November 7, 2002;

                                             [signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                             TOWN & COUNTRY OPEN MRI, LLC
                                             CLAYTON OPEN MRI, LLC

                                             On behalf of each of the Guarantors
                                             listed above:


                                             By:  /s/ J. KENNETH LUKE
                                                  ----------------------------
                                                  Name:  J. Kenneth Luke
                                                  Title: Manager


                                             WISCONSIN DIAGNOSTIC IMAGING, INC.
                                             VIENNA DIAGNOSTIC IMAGING, INC.

                                             On behalf of each of the Guarantors
                                             listed above:


                                             By:  /s/  J. KENNETH LUKE
                                                  -----------------------------
                                                  Name:  J. Kenneth Luke
                                                  Title: President


                                             WACHOVIA BANK NATIONAL ASSOCIATION,
                                             as Trustee


                                             By:   /s/ ERIC J. KNOLL
                                                   ----------------------------
                                                   Name:  Eric J. Knoll
                                                   Title: Assistant Vice
                                                          President


                                             MEDQUEST, INC.


                                             By:  /s/ J. KENNETH LUKE
                                                  -----------------------------
                                                 Name:  J. Kenneth Luke
                                                 Title: President

                                             MQ ASSOCIATES, INC.


                                             By:  /s/ J. KENNETH LUKE
                                                  ---------------------------
                                                  Name:  J. Kenneth Luke
                                                  Title: President


IMAGING SERVICES OF ALABAMA, INC.                                   KENOSHA DIAGNOSTIC IMAGING, INC.

ANDERSON DIAGNOSTIC IMAGING, INC.                                   LEXINGTON OPEN MRI, INC.

ASHEVILLE OPEN MRI, INC.                                            MECKLENBURG OPEN MRI, INC.

BIOIMAGING AT CHARLOTTE, INC.                                       MEDQUEST ASSOCIATES, INC.

BIOIMAGING AT HARDING, INC.                                         MISSOURI IMAGING, INC.

BIOIMAGING OF COOL SPRINGS, INC.                                    MOBILE OPEN MRI, INC.

CABARRUS DIAGNOSTIC IMAGING, INC.                                   OCCUPATIONAL SOLUTIONS, INC.

CAPE FEAR DIAGNOSTIC IMAGING, INC.                                  PALMETTO IMAGING, INC.

CAROLINA IMAGING, INC. OF FAYETTEVILLE                              PHOENIX DIAGNOSTIC IMAGING, INC.

CHAPEL HILL DIAGNOSTIC IMAGING, INC.                                PIEDMONT IMAGING, INC. (FORSYTH)

CHATTANOOGA DIAGNOSTIC IMAGING, INC.                                PIEDMONT IMAGING, INC. (SPARTANBURG)

DOTHAN DIAGNOSTIC IMAGING, INC.                                     OPEN MRI & IMAGING OF RICHMOND, INC.

FLORIDA DIAGNOSTIC IMAGING CENTER, INC.                             SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.

OPEN MRI OF GEORGIA, INC.                                           SUN VIEW HOLDINGS, INC.

OPEN MRI & IMAGING OF GEORGIA, INC.                                 TEXAS IMAGING SERVICES OF EL PASO, INC.

GROVE DIAGNOSTIC IMAGING CENTER, INC.                               TRIAD IMAGING, INC.

KANSAS DIAGNOSTIC IMAGING, INC.                                     TYSON'S CORNER DIAGNOSTIC IMAGING, INC.

NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.                         VIRGINIA DIAGNOSTIC IMAGING, INC.

                                                                    OPEN MRI OF THE CAROLINAS, INC.


On behalf of each of the entities listed above:                     On behalf of each of the entities listed above:



By:   /s/ J. KENNETH LUKE                                          By:  /s/ J. KENNETH LUKE
      ------------------------                                          -------------------------
      Name:  J. Kenneth Luke                                            Name:  J. Kenneth Luke
      Title: President                                                  Title: President









OPEN MRI & IMAGING OF ALBANY, LLC                                   WOODSTOCK DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF ATHENS, LLC                                   DIAGNOSTIC IMAGING OF HIRAM, LLC

ATHENS MRI, LLC                                                     DIAGNOSTIC IMAGING OF MARIETTA, LLC

OPEN MRI OF ATLANTA, LLC                                            MONTGOMERY OPEN MRI, LLC

BUCKHEAD DIAGNOSTIC IMAGING, LLC                                    NORWOOD DIAGNOSTIC IMAGING, LLC

OPEN MRI OF CENTRAL GEORGIA, LLC                                    COASTAL IMAGING, LLC

IMAGING CENTER OF CENTRAL GEORGIA, LLC                              DURHAM DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF CONYERS, LLC                                  JACKSONVILLE DIAGNOSTIC IMAGING, LLC

CUMMING DIAGNOSTIC IMAGING, LLC                                     CAPE IMAGING, L.L.C.

OPEN MRI & IMAGING OF DEKALB, LLC                                   BRIDGETON MRI AND IMAGING CENTER, LLC

DULUTH DIAGNOSTIC IMAGING, LLC                                      KIRKWOOD MRI AND IMAGING CENTER, LLC

DULUTH CT CENTER, LLC                                               ST. PETERS MRI & IMAGING CENTER, LLC

DIAGNOSTIC IMAGING OF ATLANTA, LLC                                  OPEN MRI & IMAGING OF RICHMOND, LLC

OPEN MRI & IMAGING OF NORTH FULTON, LLC                             RICHMOND WEST END DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF N.E. GEORGIA, LLC                             CAROLINA MEDICAL IMAGING, LLC

DIAGNOSTIC IMAGING OF GEORGIA, LLC                                  OPEN MRI OF SIMPSONVILLE, LLC

MIDTOWN DIAGNOSTIC IMAGING, LLC                                     SIMPSONVILLE OPEN MRI, LLC

OPEN MRI & IMAGING OF DOUGLASVILLE, LLC                             EAST COOPER DIAGNOSTIC IMAGING, LLC

HAPEVILLE DIAGNOSTIC IMAGING, LLC                                   FARMFIELD DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF MACON, LLC                                    FORT MILL DIAGNOSTIC IMAGING, LLC

OPEN MRI AND IMAGING OF SNELLVILLE, LLC                             TRICOM DIAGNOSTIC IMAGING, LLC

WEST PACES DIAGNOSTIC IMAGING, LLC                                  WEST ASHLEY DIAGNOSTIC IMAGING, LLC

On behalf of each of the entities listed above:                     On behalf of each of the entities listed above:


By:   /s/ J. KENNETH LUKE                                           By: /s/  J. KENNETH LUKE
      ------------------------                                          ------------------------
      Name:  J. Kenneth Luke                                            Name:  J. Kenneth Luke
      Title: Manager                                                    Title: Manager


                                            OPEN MRI & IMAGING OF FLORENCE, LLC
                                            OPEN MRI OF MYRTLE BEACH, LLC

                                            Palmetto Imaging, Inc., as sole
                                            member of each of the entities
                                            listed above


                                            By:   /s/  J. KENNETH LUKE
                                                  -----------------------------
                                                  Name:  J. Kenneth Luke
                                                  Title: President